BASIC MATERIALS FUND

SCHEDULE OF INVESTMENTS (Unaudited)

June 30, 2008

Market

Market

Shares

Value

Shares

Value

COMMON STOCKS 99.6%

Scotts Miracle-Gro Co. —

Class A†

31,220

$

548,535

Cemex SA de CV — SP

Airgas, Inc.

30,599

1,786,676

ADR*†

129,929

$

3,209,255

AngloGold Ashanti Ltd. — SP

W.R. Grace & Co.*†

38,023

893,160

ADR†

62,600

2,124,644

Cia de Minas Buenaventura SA

Steel Dynamics, Inc.†

52,930

2,067,975

— SP ADR†

32,300

2,111,451

Carpenter Technology Corp.

20,650

901,373

Eldorado Gold Corp.*

157,938

1,366,164

Century Aluminum Co.*†

17,500

1,163,575

Iamgold Corp.

146,723

887,674

Cleveland-Cliffs, Inc.†

25,842

3,080,108

Rockwood Holdings, Inc.*

33,496

1,165,661

Agrium, Inc.

33,893

3,644,853

Silver Wheaton Corp.*†

84,972

1,244,840

Rio Tinto PLC — SP ADR†

16,733

8,282,835

Coeur d'Alene Mines Corp.*†

281,000

814,900

The Mosaic Co.*

43,655

6,316,878

Quanex Building Products

Syngenta AG — SP ADR†

65,800

4,257,260

Corp.†

19,400

288,284

Kinross Gold Corp.

118,724

2,803,074

Alcoa, Inc.

110,051

3,920,017

Nalco Holding Co.†

58,715

1,241,822

Ball Corp.†

33,280

1,588,787

Terra Industries, Inc.†

32,490

1,603,382

Barrick Gold Corp.

103,231

4,697,010

Compass Minerals

Bemis Co.†

45,001

1,008,922

International, Inc.†

15,841

1,276,151

Cabot Corp.†

33,990

826,297

Crown Holdings, Inc.*

58,466

1,519,531

Dow Chemical Co.†

112,279

3,919,660

Huntsman Corp.

74,227

846,188

E.I. du Pont de Nemours and

Reliance Steel & Aluminum

Co.†

97,641

4,187,822

Co.†

24,710

1,904,894

Eastman Chemical Co.†

24,282

1,672,059

Ashland, Inc.†

25,491

1,228,666

Ecolab, Inc.†

53,770

2,311,572

Goldcorp, Inc.

97,071

4,481,768

FMC Corp.†

25,532

1,977,198

Celanese Corp.†

44,624

2,037,532

Freeport-McMoRan Copper &

Southern Copper Corp.

36,625

3,905,324

Gold, Inc.†

43,364

5,081,827

Titanium Metals Corp.†

77,214

1,080,224

Hercules, Inc.†

56,107

949,892

CF Industries Holdings, Inc.

14,590

2,229,352

International Flavors &

Domtar Corp.*

194,500

1,060,025

Fragrances, Inc.†

30,825

1,204,025

Gold Fields Ltd. — SP ADR

154,171

1,950,263

International Paper Co.†

90,580

2,110,514

Harmony Gold Mining Co. Ltd.

Lubrizol Corp.

24,766

1,147,409

— SP ADR*†

135,750

1,662,937

Martin Marietta Materials, Inc.†

14,292

1,480,508

Pan American Silver Corp.*

33,400

1,154,972

Newmont Mining Corp.†

70,333

3,668,569

Randgold Resources Ltd. — SP

Nucor Corp.†

46,793

3,494,033

ADR

27,900

1,288,422

PPG Industries, Inc.

36,798

2,111,101

Silver Standard Resources,

Packaging Corporation of

Inc.*†

33,012

945,794

America†

50,891

1,094,665

Yamana Gold, Inc.

151,639

2,508,109

Pactiv Corp.*

52,026

1,104,512

ArcelorMittal†

94,628

9,374,796

Praxair, Inc.

43,564

4,105,471

AK Steel Holding Corp.

29,600

2,042,400

RPM International, Inc.†

53,535

1,102,821

Air Products & Chemicals, Inc.

34,396

3,400,389

Rohm & Haas Co.†

42,919

1,993,158

Vulcan Materials Co.†

28,263

1,689,562

Sealed Air Corp.†

56,877

1,081,232

Weyerhaeuser Co.†

42,320

2,164,245

Sigma-Aldrich Corp.†

33,337

1,795,531

Agnico-Eagle Mines Ltd.†

32,946

2,450,194

Sonoco Products Co.

42,359

1,311,011

Albemarle Corp.†

36,938

1,474,196

United States Steel Corp.

20,751

3,834,370

Allegheny Technologies, Inc.†

25,897

1,535,174

Valspar Corp.†

50,311

951,381

AptarGroup, Inc.†

29,890

1,253,886

Owens-Illinois, Inc.*

38,525

1,606,107

Commercial Metals Co.†

44,182

1,665,661

Potash Corporation of

Cytec Industries, Inc.†

21,013

1,146,469

Saskatchewan

30,400

6,948,528

MeadWestvaco Corp.†

58,083

1,384,699

1

BASIC MATERIALS FUND

SCHEDULE OF INVESTMENTS (Unaudited)

June 30, 2008

Market

Shares

Value

Monsanto Co.

48,603

$

__________

6,145,363

Total Common Stocks

(Cost $144,628,272)

192,897,574

__________

SECURITIES LENDING COLLATERAL 32.8%

Mount Vernon Securities

Lending Trust Prime Portfolio

63,557,360

__________

63,557,360

Total Securities Lending Collateral

(Cost $63,557,360)

__________

63,557,360

Face

Amount

REPURCHASE AGREEMENTS

0.3%

Collateralized by obligations of

the U.S. Treasury or U.S.

Government Agencies

Lehman Brothers Holdings, Inc.

issued 06/30/08 at 0.25% due

07/01/08

$

647,343

__________

647,343

Total Repurchase Agreements

(Cost $647,343)

__________

647,343

Total Investments 132.7%

(Cost $208,832,975)

$

___________

257,102,277

Liabilities in Excess of Other

Assets – (32.7)%

$

(63,346,957)

___________

Net Assets – 100.0%

$

193,755,320

*

Non-Income Producing Security.

†

All or a portion of this security is on loan at June 30,

2008.

ADR – American Depository Receipt.

2